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                                                                     Exhibit 3.3

                                     BYLAWS
                                       OF
                                 PHOTOGEN, INC.

                    (AMENDED AND RESTATED AS OF May 17, 2000)

                                    ARTICLE I

                                     OFFICES

                  Section 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation may be located within or without the State of Tennessee. The Board of Directors (herein called the "Board") is hereby granted full power and authority to change the principal executive office or the location of any other corporate office from one location to another.

                  Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board at any place or places.

                                   ARTICLE II

                                  STOCKHOLDERS

                  Section 1. PLACE OF MEETINGS. Meetings of stockholders shall be held either at the principal executive office of the corporation or at any other place within or without the State of Tennessee which may be designated either by the Board or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary.

                  Section 2. ANNUAL MEETINGS. The annual meetings of stockholders shall be held on the last Tuesday of each April, at 10:00 o'clock a.m., local time, or such other date or such other time as may be fixed by the Board. At such meetings, directors shall be elected and any other proper business may be transacted.

                  Section 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than 10 percent of the votes at such meeting. Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of stockholders, the officer forthwith shall cause notice to be given in writing to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 10 nor more than 60 days after the receipt of the request.

                  Section 4. NOTICE OF ANNUAL OR SPECIAL MEETINGS. Written notice of each annual or special meeting of stockholders shall be given not less than ten nor more than sixty
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days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting and
(a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

                  Notice of a stockholders' meeting shall be given either by mail or by other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

                  Section 5. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law, by the Charter or the Bylaws and except as provided in the following sentence. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

                  Section 6. ADJOURNED MEETINGS AND NOTICE THEREOF. Any stockholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, represented either in person or by proxy, but in the absence of a quorum (except as provided in Section 5 of this Article) no other business may be transacted at such meeting.

                  It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any stockholders' meeting is adjourned for more than 45 days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.


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                  Section 7. VOTING. The stockholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article.

                  Voting shall in all cases be subject to the provisions of Title 48, Chapters 11-27 of the Tennessee Business Corporation Act and to the following provisions:

                  (a) Shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.

                  (b) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in an order of the court by which such receiver was appointed.

                  (c) Subject to the provisions of Title 48, Chapters 11-27 of the Tennessee Business Corporation Act, and except where otherwise agreed in writing between the parties, a stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  (d) Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the minority, unless a guardian of the minor's property has been appointed and written notice of such appointment given to the Secretary of the corporation.

                  (e) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this clause, unless the contrary is shown.

                  (f) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary


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relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                           (i)  If only one votes, such act binds all;

                           (ii) If more than one vote, the act of the majority
                  so voting binds all; and

                           (iii) If more than one vote, but the vote is evenly
                  split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

                  (g) No stockholder shall be entitled to cumulate votes at any election of directors. Elections need not be by ballot; provided, however, that all elections for directors must be by ballot upon demand made by the Chairman of the Board or by a majority of the outstanding shares entitled to vote therefor at the meeting and before the voting begins.

                  Section 8. RECORD DATE. The Board may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting or to vote, or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days prior to the date of the meeting nor more than 60 days prior to any other action. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixed a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than 45 days.

                  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining stockholders for any purpose other than as set forth in this Section 8 or Section 10 of this Article shall be at the close of business on the day on which the Board the adopts the

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resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

                  Section 9. CONSENT OF ABSENTEES. The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by Title 48, Chapters 11-27 of the Tennessee Business Corporation Act to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in Title 48, Chapters 11-27 of the Tennessee Business Corporation Act.

                  Section 10. ACTION WITHOUT MEETING. Any action which under any provision of Title 48, Chapters 11-27 of the Tennessee Business Corporation Act may be taken at any annual or special meeting of stockholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining stockholders entitled to give consent to pursuant to this Section 10, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

                  Section 11. PROXIES. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such stockholder and filed with the Secretary. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing delivered to the Secretary of the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or by attendance at the meeting and voting in person by the person executing the proxy.

                  Section 12. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board may appoint inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any stockholder or stockholder's proxy shall, make such appointment at the meeting. The number of


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inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

                  The duties of such inspectors shall be as prescribed by Title 48, Chapters 11-27 of the Tennessee Business Corporation Act and shall include: determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents, determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

                  Section 13. CONDUCT OF MEETING. The Chairman of the Board shall preside as Chairman at all meetings of the stockholders. The Chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The Chairman's rulings on procedural matters shall be conclusive and binding on all stockholders, unless at the time of a ruling a request for a vote is made to the stockholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all stockholders. Without limiting the generality of the foregoing, the Chairman shall have all of the powers usually vested in the chairman of a meeting of stockholders.

                  Section 14. PARTICIPATION IN MEETING BY CONFERENCE TELEPHONE. Stockholders may participate in a meeting of the stockholders by means of conference telephone or similar method of communication by which all persons participating in the meeting can hear one another.

                                   ARTICLE III

                                    DIRECTORS

                  Section 1. POWERS. Subject to limitations of the Charter, these Bylaws, and Title 48, Chapters 11-27 of the Tennessee Business Corporation Act relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to its officers, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared


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that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

                  (a) To select and remove all the officers, agents, and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, the Charter or these Bylaws, fix their compensation, and require from them security for faithful service.

                  (b) To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the Charter or these Bylaws.

                  (c) To adopt, make, and use a corporate seal, and to prescribe the forms of certification of stock, and to alter the form of such seal and of such certificates from time to time.


                  (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

                  (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidence of debt and securities therefor.

                  Section 2. VACANCIES. (a) Any director may resign effective upon giving written notice to the Chairman of the Board, the President, or the Secretary, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

                  (b) Directors shall hold office until the next annual election and until their successors shall have been elected and shall have qualified, unless sooner displaced. Whenever any vacancy shall have occurred in the Board of Directors, by reason of death, resignation, increase in the authorized number of directors, or otherwise, other than removal of a director with or without cause by a vote of the stockholders, it shall be filled by the vote or consent of 70% or more of the remaining directors, though less than a quorum (except as otherwise provided by law), or by the stockholders, and the person so chosen shall hold office until the next annual election and until his successor is duly elected and has qualified. If one or more directors is removed by a vote of stockholders pursuant to the laws of the State of Tennessee, the term of such director or directors shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled by a vote of the stockholders as provided in these Bylaws.

                  (c) A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors is increased.


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                  (d) The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

                  (e) No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

                  Section 3. PLACE OF MEETING. Regular or special meetings of the Board shall be held at any place within or without the State of Tennessee which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.

                  Section 4. REGULAR MEETINGS. Immediately following each annual meeting of stockholders the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.

                  Section 5. SPECIAL MEETINGS. (a) Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary, or by any two directors.

                  (b) Special meetings of the Board shall be held upon two days' written notice or 24 hours' notice given personally or by telephone, telegraph, telex, or other similar means of communication. Any such written notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

                  (c) Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone, to the recipient.

                  Section 6. QUORUM. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except (a) where the Charter or Bylaws require by a greater number of directors, in which case a quorum shall consist of such greater number of directors, and
(b) to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, except where a greater number is required by law, the Charter or elsewhere in these Bylaws (in which case such act or decision shall be done or made by approval or consent of such greater number of directors).


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                  Section 7. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.
Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

                  Section 8. WAIVER OF NOTICE. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Section 9. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

                  Section 10. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

                  Section 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

                  Section 12. RIGHTS OF INSPECTION. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts of documents.

                  Section 13.  COMMITTEES.

                  (a) By a vote or consent of five of the seven authorized number of directors, the Board may designate one or more committees, each consisting of one or more directors, and delegate to such committees any of the authority of the Board except with respect to:

                           (i) The approval of any action for which Title 48,
                  Chapters 11-27 of the Tennessee Business Corporation Act also requires stockholders' approval or approval of the outstanding shares;


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                           (ii) The filling of vacancies on the Board or in any
                  committee;

                           (iii) The fixing of compensation of the directors for
                  serving on the Board or on any committee;

                           (iv) The amendment or repeal of the Bylaws or the
                  adoption of new bylaws;

                           (v) The amendment or repeal of any resolution of the
                  Board which by its express terms is not so amendable or repealable;

                           (vi) A distribution to the stockholders of the
                  corporation except at a rate or in a periodic amount or within a price range determined by the Board; or

                           (vii) The appointment of other committees of the
                  Board of the members thereof.

                  Any such committee must be designated, and the members or alternate members thereof appointed, by resolution adopted by five of the seven authorized number of directors, and any such committee may be designated by such name as the Board shall specify. The Board, acting through five of the seven authorized number of directors, shall have the power to prescribe the manner in which the proceeding of any such committee shall be conducted. Unless the Board, acting through five of the seven authorized number of directors, shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

                  (b) There shall be an Executive Committee consisting of three
(3) directors who may exercise the authority of the Board to the extent permitted by law and these Bylaws, and all actions of such Executive Committee shall be made the approval or consent of a majority of the members of such Committee.

                  Section 14. NUMBER. The authorized number of directors of the corporation shall be seven (7).

                                   ARTICLE IV

                        ACTIONS REQUIRING SUPER-MAJORITY
                    APPROVAL OR CONSENT OF BOARD OF DIRECTORS

                  The following actions of the corporation shall require approval or consent of five of the seven authorized number of directors:


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                  (a) Amending, altering, modifying or repealing the
corporation's Charter or Bylaws.

                  (b) Increasing the annual compensation, bonus or benefits of the corporation's officers, directors or key employees under written employment contracts or amending such employment contracts.

                  (c) Changing the corporation's purpose or line of business activity.

                  (d) Adopting or changing the corporation's annual operating and capital budget.

                  (e) Granting any license or disposing of any right or interest in any of the corporation's intellectual property or amending or making any material filings with the U.S. Patent and Trademark Office regarding any intellectual property now or hereafter owned by the corporation.

                  (f) Merging, consolidating, reorganizing, recapitalizing, restructuring, acquiring or selling (including a lease, mortgage or other disposition) any assets of the corporation (other than non-intellectual property assets in the ordinary course of business), dissolving, liquidating or engaging in any similar transaction.

                  (g) Issuing or selling any of the corporation's securities, granting any options, rights or warrants to acquire any of the corporation's securities or instruments convertible into the corporation's securities, or making any filings with federal or state securities regulators.

                  (h) Declaring or paying any dividend, distribution (by way of redemption or otherwise), stock split, reverse stock split, repurchase of any of the corporation's securities or similar transaction.

                  (i) Changing the corporation's banking, public accounting, or principal outside legal counsel relationships, or the terms or insurer of its directors' or officers' insurance, as currently in effect for the corporation and its subsidiaries.

                  (j) Incurring any debt or effecting any borrowing, other than accruals, accounts payable to vendors and leasing office equipment, in the normal course of business.

                  (k) Entering into any transaction or commitment obligating the corporation for more than $50,000 or to perform for a period longer than 12 months, excluding confidentiality agreements.

                  (l) Otherwise engaging in any material transaction outside of the ordinary course of business or day-to-day operations of the corporation.

All other actions of the Board shall be taken as set forth in Article III,
Section 6.


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                                    ARTICLE V

                                    OFFICERS

                  Section 1. OFFICERS. The officers of the corporation shall be a President, a Secretary, and a Treasurer. The corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

                  Section 2. ELECTION. The officers of the corporation, appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

                  Section 3. SUBORDINATE OFFICERS. The Board may elect, and may appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

                  Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board at any time or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

                  Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

                  Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and stockholders and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

                  Section 7. PRESIDENT. Subject to such powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President is the chief executive


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

officer of the corporation and has, subject to the control of the Board, general supervision, direction, and control of the business and affairs of the corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board.

                  Section 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

                  Section 9. SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board, and its committees, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal executive office or business in accordance with Title 48, Chapters 11-27 of the Tennessee Business Corporation Act.

                  The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of cancellation of every certificate surrendered for cancellation.

                  The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

                  Section 10. TREASURER. Unless the Board has elected or appointed another person to be the corporation's chief financial officer, the Treasurer shall be the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the stockholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

                  The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. The Treasurer


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

shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

                                   ARTICLE VI

                                 INDEMNIFICATION

                  Section 1. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

                  Section 2. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnity any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                  Section 3. INDEMNIFICATION AGAINST EXPENSES. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

                  Section 4. REQUIRED DETERMINATIONS. Any indemnification under Sections 1 and 2 of this Article, unless ordered by a court or advanced pursuant to Section 5 of this Article, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances. The determination must be made:

                  (a)  By the stockholders;

                  (b) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

                  (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                  (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                  Section 5. ADVANCE OF EXPENSES. Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this Section 5 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

                  Section 6. NONEXCLUSIVITY; CONTINUATION. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this
Article VI:

                  (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Charter or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 2 of this Article or for the advancement of expenses made pursuant to Section 5 of the Article, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                  (b) Continues for a person who has ceased to be a director or officer and inures to the benefit of the heirs, executors and administrators of such a person.

                  Section 7.  INSURANCE.

                  (a) The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

                  (b) The other financial arrangements made by the corporation pursuant to subsection (a) of this Section 7 may include the following:

                           (i)  The creation of a trust fund.

                           (ii) The establishment of a program of
                  self-insurance.

                           (iii) The securing of its obligation of
                  indemnification by granting a security interest or other lien on any assets of the corporation.

                           (iv) The establishment of a letter of credit,
                  guaranty or surety.

                  No financial arrangement made pursuant to this subsection (b) of this Section 7 may provide protection for any person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

                  (c) Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 7 may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the corporation.


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

                                   ARTICLE VII

                                  MISCELLANEOUS

                  Section 1. INSPECTION OF BYLAWS. The corporation shall keep in its principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by stockholders at all reasonable times during customary office hours. If the principal executive office of the corporation is outside the State of Tennessee and the corporation has no principal business office in such state, it shall upon the written request of any stockholder furnish to such stockholder a copy of these Bylaws as amended to date.

                  Section 2. ENDORSEMENT OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President, and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the corporation shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board and, unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

                  Section 3. CERTIFICATES OF STOCK. Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

                  Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and canceled at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate.


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

                  Section 4. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

                  Section 5. STOCK PURCHASE PLANS. The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes, or otherwise.

                  Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

                  Section 6. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the general provisions of Title 48, Chapters 11-27 of the Tennessee Business Corporation Act shall govern the construction of these Bylaws.


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